UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                             April 27, 2011
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                              Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                 Number)

             2211 Old Earhart Road, Ann Arbor, MI 48105
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (734) 994-6600


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM  5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT   OF  CERTAIN  OFFICERS;  COMPENSATION  ARRANGEMENTS  OF  CERTAIN
OFFICERS.

On April 27, 2011, Con-way Inc. issued a press release announcing that Stephen K. Krull has joined Con-way as Executive Vice President, General Counsel and Secretary. He replaces Jennifer W. Pileggi, who has agreed to remain with Con-way in the role of Executive Vice President through May 31, 2011.

Mr. Krull, age 46, joins Con-way from Owens Corning, where he served as Senior Vice President, General Counsel and Secretary since 2003. Over a 15-year career with Owens-Corning, he advanced through a series of increasingly responsible positions, including division counsel; general counsel, North American Building materials; vice president and general counsel of operations; and vice president, corporate communications. A graduate of Eastern Illinois University, Mr. Krull received his law degree from Chicago-Kent College of Law.

Mr. Krull's compensation includes the following:

* A one-time cash signing bonus of $150,000.

* A one-time signing grant of (i) 24,700 shares of restricted stock units that will vest in full upon the third anniversary of the grant date, and (ii) 63,011 stock options with an exercise price of $37.45 that will vest in three equal annual installments commencing April 25, 2012.

* An annualized base salary of $400,036.

* Eligibility to participate in Con-way's short-term incentive compensation program for executives, with a target annual incentive compensation opportunity equal to 70% of annual base salary (subject to a maximum equal to 140% of annual base salary). For 2011, Mr. Krull's award payout will be based on the salary he earns during the approximately eight months of the year that he is employed by Con-way, and will be subject to a minimum payout of approximately $186,683 (70% of his estimated eight-month salary of $266,690).

* Eligibility to participate in Con-way's long term incentive compensation program for executives, starting in 2012, with a target long-term opportunity to be set by the Compensation Committee within a range of equal to 175% to 225% of annual base salary.

* Eligibility to participate in any perquisites program maintained for senior executives.

* Use of a Company car.

*  An  executive  change-in-control  severance  agreement   providing  for  a
severance payment equal to two times annual base salary and annual target bonus, plus other benefits, in the event of a change in control.

* Effective 90 days after joining Con-way, an executive non-change-in-control severance agreement providing for a severance payment equal to one and one-half times annual base salary and annual target bonus, plus other benefits, in the event of an involuntary termination of employment.

* Group medical, dental, vision, life and disability benefits.

* 4 weeks of Paid Time Off.

Upon her departure from Con-way, Ms. Pileggi will receive benefits under her existing non-change in control severance agreement and will also receive early vesting of approximately 9,700 additional shares of restricted stock.

A copy of the press release is filed with this report as Exhibit 99 and is incorporated herein by reference. The foregoing description of the press release is qualified in its entirety by reference to such exhibit.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (c)    Exhibits


        Exhibit No.             Description
        -----------             -----------
        EX 99                   Press Release dated April 27, 2011




                         Con-way Inc.
                        ------------
                        (Registrant)

April 27, 2011          /s/ Jennifer W. Pileggi
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                        Executive Vice President